Exhibit 99.1

SKILLED HEALTHCARE GROUP REPORTS FIRST QUARTER 2014 ADJUSTED EPS OF $0.06

FOOTHILL RANCH, Calif. - May 5, 2014 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced its consolidated financial operating results for the three month period ended March 31, 2014.

"With my first full quarter as CEO behind me and a strategic review of our business completed, it is clear that we can strengthen the company’s performance and deliver value to stakeholders - our patients, employees, and stockholders," said Robert Fish, Chief Executive Officer of Skilled Healthcare Group. "The strategic review has identified many opportunities for us to increase revenues, rationalize expenses, and improve services. I am confident that we have a roadmap and a strong management team that can get us there successfully."

First Quarter 2014 Results

Continuing Operations

Revenue for the quarter ended March 31, 2014 was $207.3 million, a decrease of 3.6% when compared to $215.1 million in the first quarter of 2013. Skilled mix1 decreased 60 basis points to 22.4% in the first quarter of 2014 from 23.0% in the first quarter of 2013. Occupancy declined 40 basis points to 82.5% in the first quarter of 2014 from 82.9% in the first quarter of 2013. Quality mix2 in the first quarter of 2014 decreased 230 basis points to 67.7%, compared to 70.0% in the prior year period.

Adjusted EBITDA3 was $17.9 million, or 8.6% of revenue, for the quarter ended March 31, 2014, a decrease of 6.3% compared to $19.1 million, or 8.9% of revenue, in the same period a year ago. Adjusted EBITDAR3 was $22.6 million, or 10.9% of revenue, for the quarter ended March 31, 2014, a decrease of 4.6% compared to $23.7 million, or 11.0% of revenue, for the quarter ended March 31, 2013.

Net income for the quarter ended March 31, 2014 totaled $1.3 million, as compared to net income of $3.3 million for the first quarter of 2013. Adjusted net income4 for the quarter ended March 31, 2014 totaled $2.3 million, a decrease of 42.7% compared to adjusted net income of $4.0 million for the first quarter of 2013. Adjusted net income excludes certain items as described in the Reconciliation of Income From Continuing Operations Before Provision for Income Taxes to Adjusted Net Income table at the end of this press release.

Net income per share was $0.03 for the quarter ended March 31, 2014, as compared to net income per diluted share of $0.09 for the same period in 2013. Adjusted net income per diluted share4 was $0.06 for the quarter ended March 31, 2014, a decrease of 40.0% compared to adjusted net income per diluted share of $0.10 for the quarter ended March 31, 2013.

Long-Term Care Services Segment
Revenue for our long-term care services segment in the quarter ended March 31, 2014 was $161.4 million, a decrease of $0.5 million, or 0.3%, as compared to $161.9 million for the same period a year ago. Revenue for this segment represented 77.9% of total revenue in the first quarter of 2014, compared to 75.3% of total revenue in the first quarter of 2013.

Therapy Services Segment
Revenue for Hallmark Rehabilitation, our rehabilitation therapy services segment, was $23.0 million for the quarter ended March 31, 2014, a decrease of $4.1 million, or 15.1%, compared to the same period a year ago. Third-party rehabilitation therapy accounted for 11.1% of total revenue in the first quarter of 2013, compared to 12.6% of total revenue in the first quarter of 2013.

Hospice and Home Health Services Segment
Revenue for Signature Hospice and Home Health, our hospice and home health services segment, was $22.9 million in the first quarter of 2014, a decrease of $3.2 million, or 12.3%, compared to $26.1 million in the first quarter of 2013. Average daily hospice census decreased 18.9% to 1,084 for the first quarter of 2014, from 1,336 for the first quarter of 2013.

Conference Call
A conference call and webcast will be held tomorrow, Tuesday, May 6th, at 9:00 a.m. Pacific Time (12:00 noon Eastern Time) to discuss Skilled Healthcare Group's first quarter 2014 financial results.

To participate in the call, interested parties may dial (800) 847-9525 and reference conference 18746001. Alternatively, interested parties may access the call in listen-only mode at www.skilledhealthcaregroup.com. A replay of the conference call will be available after 12:00 noon Pacific Time at www.skilledhealthcaregroup.com.

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $842 million and approximately 15,000 employees as of March 31, 2014. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 72 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Footnotes

(1)
Skilled mix represents the number of Medicare and non-Medicaid managed care patient days at our affiliated skilled nursing facilities divided by the total number of patient days at our affiliated skilled nursing facilities for any given period.

(2)	Quality mix represents non-Medicaid revenue as a percentage of total revenue.

(3)
EBITDA is net income before depreciation, amortization and interest expense (net of interest income) and the provision for income taxes. EBITDAR is EBITDA excluding facility rent expense. Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, reflects the non-GAAP adjustments to net income that are reflected in the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR in this press release.

(4)
Adjusted net income per diluted share and adjusted net income each reflect the non-GAAP adjustments to income before provision for income taxes that are reflected in the Reconciliation of Income Before Provision for Income Taxes to Adjusted Net Income table in this press release.

Forward-Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about Skilled Healthcare's expectations and beliefs regarding its opportunities and abilities to increase revenue, rationalize expenses, and improve services. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements.

Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K.

Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013 (1)
Revenue:	(Unaudited)
Net patient service revenue	$206,513	$214,298
Lease facility revenue	787	761
	207,300	215,059

Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	180,309	186,271
Rent cost of revenue	4,774	4,669
General and administrative	6,084	6,455
Change in fair value of contingent consideration	14	83
Depreciation and amortization	6,085	5,898
	197,266	203,376

Other (expenses) income:
Interest expense	(8,039)	(8,675)
Interest income	43	112
Other income (expense), net	52	(30)
Equity in earnings of joint venture	546	489
Total other (expenses) income, net	(7,398)	(8,104)
Income from continuing operations before provision for income taxes	2,636	3,579
Provision for income taxes	1,341	245
Income from continuing operations	1,295	3,334
Loss from discontinued operations, net of tax	—	(264)
Net income	$1,295	$3,070

Earnings per share, basic:
Earnings per common share from continuing operations	$0.03	$0.09
Loss per common share from discontinued operations	—	(0.01)
Earnings per share	$0.03	$0.08

Earnings per share, diluted:
Earnings per common share from continuing operations	$0.03	$0.09
Loss per common share from discontinued operations	—	(0.01)
Earnings per share	$0.03	$0.08

Weighted-average common shares outstanding, basic	37,972	37,557
Weighted-average common shares outstanding, diluted	38,202	38,034
Note:
(1) Amounts have been adjusted for discontinued operations

Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheet and Cash Flow Data
(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$4,205	$4,177
Accounts receivable, less allowance for doubtful accounts of $15,455 and $16,665 at March 31, 2014 and December 31, 2013, respectively	109,407	107,215
Other current assets	31,955	31,025
Property and equipment and leased facility assets, net	348,783	351,238
Goodwill	69,065	69,065
Other assets	81,399	80,696
Total assets	$644,814	$643,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities less current portion of long-term debt	$88,480	$90,158
Other long-term liabilities	43,323	41,901
Long-term debt	419,248	419,125
Stockholders’ equity	93,763	92,232
Total liabilities and stockholders’ equity	$644,814	$643,416

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Cash Flows Data:
Net cash provided by operating activities	$5,737	$4,481
Net cash used in investing activities	(3,550)	(2,401)
Net cash (used in) provided by financing activities	(2,159)	1,066
Increase in cash and cash equivalents	28	3,146
Cash and cash equivalents at beginning of period	4,177	2,003
Cash and cash equivalents at end of period	$4,205	$5,149

Skilled Healthcare Group, Inc.
Consolidated Key Performance Indicators
(Unaudited)

The following table summarizes our key performance indicators, along with other statistics, for each of the dates or periods indicated

Continuing Operations

	Three Months Ended March 31,
	2014	2013 (1)
Occupancy statistics (skilled nursing facilities):
Available beds in service at end of period	8,577	8,601
Available patient days	772,340	773,972
Actual patient days	636,892	641,771
Occupancy percentage	82.5%	82.9%
Average daily number of patients	7,077	7,131
Hospice average daily census	1,084	1,336
Home health episodic-based admissions	2,239	2,242
Home health episodic-based recertifications	435	490
EBITDA (in thousands)	$16,717	$17,776
Adjusted EBITDA (in thousands)	$17,852	$19,058
Adjusted EBITDA margin	8.6%	8.9%
Adjusted EBITDAR (in thousands)	$22,626	$23,727
Adjusted EBITDAR margin	10.9%	11.0%

Revenue per patient day (skilled nursing facilities prior to intercompany eliminations):
Medicare	$521	$521
Managed care	403	382
Medicaid	166	162
Private and other	177	177
Weighted-average for all	$241	$241
Patient days by payor (skilled nursing facilities):
Medicare	75,105	83,071
Managed care	67,617	64,469
Total skilled mix days	142,722	147,540
Private pay and other	94,463	100,826
Medicaid	399,707	393,405
Total days	636,892	641,771
Patient days as a percentage of total patient days (skilled nursing facilities):
Medicare	11.8%	12.9%
Managed care	10.6	10.1
Skilled Mix	22.4	23.0
Private pay and other	14.8	15.7
Medicaid	62.8	61.3
Total	100.0%	100.0%
Revenue for total company:
Medicare	30.0%	32.6%
Managed care, private pay, and other	37.7	37.4
Quality mix	67.7	70.0
Medicaid	32.3	30.0
Total	100.0%	100.0%
Note:
(1) Amounts have been adjusted for discontinued operations

Skilled Healthcare Group, Inc.
Facility Ownership
(Unaudited)

	As of March 31,
	2014	2013 (1)
Facilities:
Skilled nursing facilities operated:
Owned	51	51
Leased	21	21
Total skilled nursing facilities operated	72	72
Total licensed beds	8,967	8,959
Skilled nursing facilities leased to unaffiliated third party operator	5	5
Assisted living facilities
Owned	21	21
Leased	1	1
Total assisted living facilities	22	22
Total licensed beds	1,212	1,228
Total facilities	99	99
Available bed in service (SNF only)	8,577	8,601
Percentage owned facilities	77.8%	77.8%

 Skilled Healthcare Group, Inc.
Reconciliation of Net Income to EBITDA, EBITDAR, Adjusted EBITDA, and Adjusted EBITDAR
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013 (1)

Net income	$1,295	$3,070
Interest expense, net of interest income	7,996	8,563
Provision for income taxes	1,341	245
Depreciation and amortization expense	6,085	5,898
EBITDA	16,717	17,776
Rent cost of revenue	4,774	4,669
EBITDAR	21,491	22,445
EBITDA	16,717	17,776
Change in fair value of contingent consideration	14	83
Organization restructure costs	440	—
Exit costs related to divested facilities	367	—
Legal expense for non-routine matters	314	935
Loss from discontinued operations, net of tax	—	264
Adjusted EBITDA	17,852	19,058
Rent cost of revenue	4,774	4,669
Adjusted EBITDAR	$22,626	$23,727
Note:
(1) Amounts have been adjusted for discontinued operations

Skilled Healthcare Group, Inc.
Reconciliation of Income From Continuing Operations Before Provision for Income Taxes to Adjusted Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013 (1)

Income from continuing operations before provision for income taxes	$2,636	$3,579
Change in fair value of contingent consideration	14	83
Organization restructure costs	440	—
Exit costs related to divested facilities	367	—
Legal expense for non-routine matters	314	935
Adjusted income before provision for income taxes	3,771	4,597
Adjusted provision for income taxes	1,784	642
Tax difference from shares that vested at a lower price than the grant price	(281)	—
Adjusted net income from continuing operations	$2,268	$3,955

Weighted-average common shares outstanding, diluted	38,202	38,034
Adjusted net income per share, diluted	0.06	0.10
Effective tax rate	39.9%	14.0%
Note:
(1) Amounts have been adjusted for discontinued operations

We believe that a report of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our consolidated and segmented business but are required to reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.

Management uses adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use adjusted net income per share, Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to adjusted net income per share, EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.

The use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. Adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure.

Investor Contact:
Skilled Healthcare Group, Inc.
Chris Felfe
(949) 282-5800